GGP Inc.
2010 Equity Incentive Plan

FULL VALUE LTIP UNIT AWARD AGREEMENT

Name of Award Recipient: [     ]

Number of FV LTIP Units Awarded: [    ]

Effective Date: [ ]

THIS FULL VALUE LTIP UNIT (“FV LTIP Units”) AWARD AGREEMENT (this “Award Agreement”) is made effective as of [ ] (the “Effective Date”), between GGP Inc., a Delaware corporation (the “Company”), GGP Operating Partnership, LP a Delaware limited partnership (the “Partnership”), and [     ] (the “Participant”).

R E C I T A L S:

WHEREAS, the Company has adopted the GGP Inc. 2010 Equity Incentive Plan, as amended (the “Plan”).  Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan;

WHEREAS, each non-employee member of the board of directors of the Company may elect to receive full or partial payment of his or her base annual fee for such service in the succeeding calendar year in the form of restricted shares of common stock of the Company or FV LTIP Units (as defined in the Partnership Agreement, as defined below) pursuant to the Plan and the terms set forth herein; and

WHEREAS, pursuant to the Plan and the Partnership’s Fourth Amended and Restated Limited Partnership Agreement, as amended (the “Partnership Agreement”), GGP Real Estate Holding II, Inc. as the general partner of the Partnership and the Company hereby award to the Participant an Other Stock-Based Award in the form of, and by causing the Partnership to issue to the Participant, the number of FV LTIP Units set forth below having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the Partnership Agreement (the “Award”). Upon the close of business on the Effective Date pursuant to this Award Agreement, the Participant shall receive the number of FV LTIP Units specified below, subject to the restrictions and conditions set forth herein, in the Plan and in the Partnership Agreement.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1.Terms of the Award.

A.The Company hereby grants to the Participant an aggregate of [    ] FV LTIP Units as of the Effective Date noted above.

B.The Participant shall be admitted as partner of the Partnership with beneficial ownership of the FV LTIP Units as of the Effective Date by (i) signing and delivering to the Partnership a copy of this Award Agreement and (ii) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the Partnership Agreement (attached hereto as Exhibit A).

C.Upon execution of this Award Agreement by the Participant, the Partnership and the Company, the Partnership Agreement shall be amended to reflect the issuance to the Participant of the FV LTIP Units . Thereupon, the Participant shall have all the rights of a Limited Partner of the Partnership with respect to a number of LTIP Units equal to the FV LTIP Units and the common units of the Partnership into which FV LTIP Units are converted will be redeemable for a cash amount or shares of the Company’s common stock, in each case as provided in the Partnership Agreement, subject, however, to the restrictions and conditions specified in Section 2 below.

D.     Subject to the Participant’s continued service to the Company through the applicable vesting date and the terms of the Plan, twenty-five percent (25%) of the FV LTIP Units shall vest on the last day of each calendar quarter of the year in which the Effective Date occurs (each, a “Vesting Date”), provided that the Participant continues to serve as a member of the Board of Director on the applicable Vesting Date.
2.Termination of Service.  If the Participant’s service is terminated for any reason, the FV LTIP Units, to the extent then unvested, shall be forfeited by the Participant without any consideration.

3.Distributions.     Distributions on the FV LTIP Units shall be paid to the Participant to the extent provided for in the Partnership Agreement. The FV LTIP Full Participation Date (as defined in the Partnership Agreement) for the FV LTIP Units shall be the Effective Date and the FV LTIP Fraction (as defined in the Partnership Agreement) shall be one (1).

4.         No Right to Continued Service.  The granting of the Award evidenced hereby and this Award Agreement shall impose no obligation on the Company or any Affiliate to continue the service of the Participant and shall not lessen or affect any right that the Company or any Affiliate may have to terminate the service of such Participant.

5.        Securities Laws/Legend on Certificates.  The issuance and delivery of common units of the Partnership or shares of common stock of the Company shall comply with all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended (the “Securities Act”), the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.  If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company which satisfies such requirements.  The securities shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable, and if the securities are certificated, the Committee may cause a legend or legends to be put on such certificates to make appropriate reference to such restrictions.

6.         Transferability.  Unless otherwise provided by the Committee, the Participant may transfer and assign all or any portion of the vested Award to (i) family members, including, without limitation, a Participant’s child, stepchild, grandchild, great-grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, trusts for the benefit of family members, or partnerships or other entities in which the Participant and/or family members are the only partners or equity owners, or (ii) any other person, partnership or entity approved by any officer or officers of the Company. No such permitted transfer of an Award shall be effective unless (i) the Company is furnished with prior written notice of the proposed transfer and (ii) the Participant and the transferee accept all terms and conditions required to effect the transfer of the Award, as determined by the Company. Notwithstanding the foregoing, the designation of a beneficiary upon the Participant’s death shall not be subject to the terms of this Section 6.

7.       Tax Matters; Section 83(b) Election. The Participant hereby agrees to make an election to include in gross income in the year of transfer the FV LTIP Units hereunder pursuant to Section 83(b) of the Internal Revenue Code (the “Code”) substantially in the form attached hereto as Exhibit B and to supply the necessary information in accordance with the regulations promulgated thereunder.

8.    Investment Representation; Registration. The Participant hereby makes the covenants, representations and warranties set forth on Exhibit C attached hereto as of the Effective Date and as of each Vesting Date. All of such covenants, warranties and representations shall survive the execution and delivery of this Award Agreement by the Participant. The Participant shall immediately notify the Partnership upon discovering that any of the representations or warranties set forth on Exhibit C was false when made or have, as a result of changes in circumstances, become false. The Partnership will have no obligation to register under the Securities Act any of the FV LTIP Units or any other securities issued pursuant to this Award Agreement or upon conversion or exchange of the FV LTIP Units into other limited partnership interests of the Partnership or shares of capital stock of the Company.

9.    Status of FV LTIP Units under the Plan. The FV LTIP Units are both issued as equity securities of the Partnership and granted as “Units” under the Plan. The Company will have the right at its option, as set forth in the Partnership Agreement, to issue common stock of the Company in exchange for partnership units into which FV LTIP Units may have been converted pursuant to the Partnership Agreement, subject to certain limitations set forth in the Partnership Agreement, and such common stock, if issued, will be issued under the

Plan. The Participant acknowledges that the Participant will have no right to approve or disapprove such election by the Company.

10.    Section 409A. If any compensation provided by this Award Agreement may result in the application of Section 409A of the Code, the Company shall, in consultation with the Participant, modify the Award Agreement in the least restrictive manner necessary in order to, where applicable, (i) exclude such compensation from the definition of “deferred compensation” within the meaning of such Section 409A or (ii) comply with the provisions of Section 409A, other applicable provision(s) of the Code and/or any rules, regulations or other regulatory guidance issued under such statutory provisions and to make such modifications, in each case, without any diminution in the value of the benefits granted hereby to the Participant.

11.    Notices.  Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or within three (3) days of deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  A notice shall be addressed to the Company, Attention: Chief Legal Officer, at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

12.       Entire Agreement.  This Award Agreement, the Partnership Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

13.       Waiver.  No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

14.       Successors and Assigns.  The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Participant, the Participant’s assigns and the legal representatives, heirs and legatees of the Participant’s estate, whether or not any such person shall have become a party to this Award Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

15.       Choice of Law.  This Award Agreement shall be governed by the law of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

16.       Award Subject to Plan.  By entering into this Award Agreement the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan.  The Award is subject to the Plan.  The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference.  In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

17.       No Guarantees Regarding Tax Treatment.  The Participant (or their beneficiaries) shall be responsible for all taxes with respect to the Award.  The Committee and the Company make no guarantees regarding the tax treatment of the Award.

18.       Amendment.  The Committee may amend or alter this Award Agreement and the Award granted hereunder at any time, subject to the terms of the Plan.

19.       Severability.  The provisions of this Award Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

20.       Signature in Counterparts.  This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have entered into this Award Agreement.

GGP INC.

Name:
Title:

GGP OPERATING PARTNERSHIP, LP
BY GGP REAL ESTATE HOLDING II, INC., its General Partner

Name:
Title:
Acknowledged as of the
date first written above:

PARTICIPANT:

EXHIBIT A
FORM OF LIMITED PARTNER SIGNATURE PAGE
The Participant, desiring to become one of the within named Limited Partners of GGP Operating Partnership, LP, hereby becomes a party to the Agreement of Limited Partnership of GGP Operating Partnership, LP, as amended and/or restated through the date hereof (the “Partnership Agreement”). The Participant agrees that this signature page may be attached to any counterpart of the Partnership Agreement.
Signature Line for Limited Partner:

By:
Name:
Date:

Address of Limited Partner:
110 N. Wacker Drive
Chicago, IL 60606

EXHIBIT B
ELECTION TO INCLUDE IN GROSS INCOME IN YEAR OF
TRANSFER OF PROPERTY PURSUANT TO SECTION 83(B)
OF THE INTERNAL REVENUE CODE
The undersigned hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the fair market value of the property described below:

1.	The name, address and taxpayer identification number of the undersigned and the taxable year for which this election is being made are:
Name:     (the “Taxpayer”)
Address: _______________________
Taxpayer’s Social Security No.: _______________________
Taxable Year: Calendar Year [ ]

2.	Description of property with respect to which the election is being made:
The election is being made with respect to [        ] FV LTIP Units in GGP Operating Partnership, LP (the “Partnership”).

3.	The date on which the FV LTIP Units were transferred is [ ] (“Date of Grant”).

4.	Nature of restrictions to which the FV LTIP Units are subject:

(a)	With limited exceptions, until the FV LTIP Units vest, the Taxpayer may not transfer in any manner any portion of the FV LTIP Units.

(b)
The Taxpayer’s LTIP Units vest twenty-five percent (25%) on the last day of each calendar quarter of the year of the Date of Grant, provided that the Taxpayer continues to serve as a director of GGP Inc. (the “Company”) or its subsidiaries through such dates, subject to acceleration in the event of certain extraordinary transactions. Unvested FV LTIPs are subject to forfeiture in the event of failure to vest based on the passage of time.

5.
The fair market value at time of transfer (determined without regard to any restrictions other than nonlapse restrictions as defined in §1.83-3(h) of the Income Tax Regulations) of the FV LTIP Units with respect to which this election is being made is $0 per FV LTIP Unit.

6.	The amount paid by the Taxpayer for the FV LTIP Units was $0 per FV LTIP Unit.

7.
A copy of this statement has been furnished to the Partnership and to its general partner, GGP Inc. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing services in connection with which the FV LTIP Units were transferred.

Dated:

Name: